Exhibit 99.1


                    [HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Contact:    Ira Lamel/Mary Anthes                  Jeremy Fielding/David Lilly
            The Hain Celestial Group, Inc.         Kekst and Company
            631-730-2200                           212-521-4800


                       THE HAIN CELESTIAL GROUP ANNOUNCES
                   FISCAL YEAR AND FOURTH QUARTER 2005 RESULTS

            Fiscal Year Sales Increased 14% to a Record $620 Million
         Net Income Increased 23% Excluding Previously Announced Charges

           Fourth Quarter Net Income at $0.20 Per Share Increased 43%
                     Excluding Previously Announced Charges

                        Fiscal Year 2006 Guidance Issued
                      Revenues $650 Million to $670 Million
                        Earnings Per Share $0.98 to $1.05

Melville, NY, September 1, 2005--The Hain Celestial Group, Inc. (NASDAQ HAIN), a leading natural and organic food and personal care products company, today reported results for the fiscal year and fourth quarter ended June 30, 2005. Net sales for fiscal year 2005 reached a record $620.0 million, a 14% increase over prior year sales of $544.1 million. GAAP net income for fiscal year 2005 was $0.59 per share including previously announced charges of $0.30 per share. Net income for the fiscal year excluding the stock keeping unit ("SKU") rationalization and stock compensation charges increased 23% to $33.1 million, or $0.89 per share, versus the prior year earnings of $27 million, or $0.74 per share. For the fourth quarter, the Company reported net sales of $151.3 million, a 10.2% increase compared with $137.4 million in the prior year period. Fourth quarter GAAP net income, including charges of $0.27 per share, resulted in GAAP earnings of ($0.07) per share, with net income excluding charges at $0.20 per share compared to $0.14 in the prior year period.

"In fiscal 2005 we were able to continue to grow our business by leveraging our strengths to meet growing consumer demand for natural and organic products. Strong execution of our business strategy and sales and marketing programs increased sales by 14% and increased our net income per share, excluding charges, by 20% for the year. We are particularly proud to have accomplished this in an operating environment of warehouse consolidations and inventory reductions by our primary distributors, coupled with rising input costs for the natural and organic ingredients used in our products and soaring fuel and transportation costs," said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial.

The Company's fourth quarter sales growth was achieved primarily through increased brand sales across all major sales channels from Terra Chips(R) (+25%); Garden of Eatin'(R) (+23%); Earth's Best(R) (+61%); Imagine(R) Soups (+13%); Arrowhead Mills(R) (+7.3%); DeBoles(R) (+16%) and JASON(R) (+9%). The Company's European sales increased 20%. Strong sales in these key brands were partially offset by the elimination of CarbFit(R), which experienced strong sales during the prior year before the decline in consumer demand for low carbohydrate products.

As previously announced, under the SKU rationalization program, the Company expects to eliminate over the next 12 to 18 months approximately 500 SKUs with estimated annual sales of $15 million. It is anticipated that the elimination of these SKUs will realize future cost savings of approximately $2 million annually, while providing an increase in gross margin by 0.50%. During the fourth quarter the Company recorded its previously announced $11 million SKU rationalization charge effectively bringing the total charge for the entire fiscal year 2005 to $12.2 million.

Also impacting the fourth quarter was the previously announced stock compensation charge of $3.9 million resulting from the acceleration of the vesting of employee stock options. This action was taken by the Company's Board of Directors in order to provide an incentive to employees in view of the uncertainty of future equity-based compensation with the implementation of Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payments." The $3.9 million non-cash charge provided a disproportionately low tax benefit of only $0.6 million and, therefore, had a significant impact on GAAP earnings and the Company's tax rate.

The Company reported that its gross margin on sales after adjusting for the SKU rationalization program was 27.2% for the fourth quarter compared to 27.3% in the prior year quarter. Mr. Simon commented, "There is room to improve our gross margin results in the future as we work on various cost-saving program initiatives to further this goal. We expect a 0.50% improvement from our SKU rationalization program, and we continue to press for production efficiencies at both our owned manufacturing facilities and at co-packer facilities. It is important to note that in light of increasing costs we have been successful in maintaining our margins over these periods and reducing our SG&A as a percentage of sales."

Fiscal Year 2005 Highlights

The Company highlighted several of its accomplishments during fiscal year 2005:
     o    Implemented price increases effective July 1, 2004 and June 1, 2005;
     o Introduced innovative new and improved products across multiple key categories in the natural foods sector;
     o Launched brand extensions with Earth's Best Sesame Street Healthy Habits for Life products and Earth's Best Baby Body Care by JASON;
     o Integrated Fiscal Year 2004 acquisitions of Natumi(R), Ethnic Gourmet(R), Rosetto(R) and JASON, establishing platforms for growth in European non-dairy beverages and North American frozen foods and personal care categories;
     o Expanded premium skincare line through the acquisition of Zia(R) Natural Skincare;
     o Implemented SKU rationalization program to streamline the business and focus on key growth opportunities;
     o Established Free Operating Cash Flow Measurements, which resulted in a 17-day reduction to the Cash Conversion Cycle for the fourth quarter to 69 days from 86 days in the prior year period; and
     o    Implemented Sarbanes-Oxley Section 404 Compliance.

Fiscal Year 2006 Outlook
The Company announced its fiscal year 2006 guidance of $650 million to $670 million in sales and earnings of $0.98 to $1.05 per share.

"As we enter fiscal year 2006, in addition to the benefit of the recent acquisition of Zia Natural Skincare to our personal care products portfolio, we have already put in place several exciting initiatives, including a license agreement for our Rice Dream(R) and Soy Dream(R) refrigerated non-dairy beverages with Stremicks Heritage Foods to broaden and increase our distribution; a joint venture in the fast growing refrigerated poultry category with antibiotic- and hormone-free Raised Right(R) chicken; an alliance with Yeo Hiap Seng Limited to pursue joint interests in food marketing and product development; and the pending acquisition of Spectrum Organic Products, Inc., a leader in the fast growing healthy oils category." Mr. Simon concluded, "We have the right management team in place to position Hain Celestial to capitalize on growth opportunities through our superior brands, effective sales and marketing programs as well as the continued increasing demand for natural and organic products. We are all focused on executing our strategy to benefit shareholders, customers, consumers and employees."

Webcast
Hain Celestial will host a conference call and live webcast at 8:30 AM Eastern Time to review its fiscal year and fourth quarter 2005 results via the Hain

Celestial corporate website, www.hain-celestial.com, under Investor Relations and thereafter through Audio Archives on the website.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings(R), Terra Chips(R), Garden of Eatin'(R), Health Valley(R), WestSoy(R), Earth's Best(R), Arrowhead Mills(R), Hain Pure Foods(R), Raised Right(R), Hollywood(R), Walnut Acres Organic(R), Imagine Foods(R), Rice Dream(R), Soy Dream(R), Rosetto(R), Ethnic Gourmet(R), Yves Veggie Cuisine(R), Lima(R), Biomarche(R), Grains Noirs(R), Natumi(R), JASON(R) and Zia(R) Natural Skincare. For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies, integrate acquisitions, and obtain financing for general corporate purposes; competition, retention of key personnel and compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2004. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.

                                       THE HAIN CELESTIAL GROUP, INC.
                                         Consolidated Balance Sheets
                                               (In thousands)

                                                                       June 30,                June 30,
                                                                 ---------------------   ---------------------
                                                                         2005                    2004
                                                                 ---------------------   ---------------------


ASSETS
Current assets:
     Cash and cash equivalents                                    $           23,319                  27,489
     Trade receivables, net                                                   66,489                  69,392
     Inventories                                                              76,497                  86,873
     Recoverable income taxes                                                  2,460                   -
     Deferred income taxes                                                     5,786                   3,111
     Other current assets                                                     20,729                  11,449
                                                                ---------------------   ---------------------
        Total current assets
                                                                             195,280                 198,314


Property, plant and equipment,  net                                           88,204                  87,002
Goodwill, net                                                                354,519                 333,218
Trademarks and other intangible assets, net                                   57,324                  55,793
Other assets                                                                  11,374                   9,904
                                                                 ---------------------   ---------------------
        Total assets                                              $          706,701      $          684,231
                                                                 =====================   =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                        $           65,487                  59,031
     Income taxes payable                                                      1,139                   2,489
     Current portion of long-term debt                                         3,257                   6,845
                                                                ---------------------   ---------------------
        Total current liabilities
                                                                              69,883                  68,365


Deferred income taxes                                                         16,723                  14,807
Long-term debt, less current portion                                          91,805                 104,294
                                                                 ---------------------   ---------------------
        Total liabilities
                                                                             178,411                 187,466

Stockholders' equity:
     Common stock                                                                375                     371
     Additional paid-in capital                                              404,517                 394,740
     Deferred compensation                                                    (1,872)                 (2,809)
     Retained earnings                                                       127,967                 106,097
     Treasury stock                                                          (12,745)                 (9,285)
     Foreign currency translation adjustment                                  10,048                   7,651
                                                                 ---------------------   ---------------------

        Total stockholders' equity                                           528,290                 496,765
                                                                 ---------------------   ---------------------

        Total liabilities and stockholders' equity                $          706,701      $          684,231
                                                                 =====================   =====================





                         THE HAIN CELESTIAL GROUP, INC.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                    Three Months Ended June 30,           Fiscal Year Ended June 30,
                                         ---------------------------------------    ------------------------------------
                                                   2005              2004                2005                 2004
                                         --------------------    ---------------    -----------------    ---------------
                                                                             (Unaudited)

Net sales                                 $       151,349        $     137,351       $      619,967       $    544,058
Cost of Sales                                     118,066               99,894              449,010            383,794
                                         -------------------    ----------------    -----------------    ---------------
Gross profit                                       33,283               37,457              170,957            160,264


SG&A expenses                                     31,759                28,748              128,119            114,014
Non-cash compensation                              3,912                   245                4,650                372
                                         -------------------    ----------------    -----------------    ---------------


Operating income                                  (2,388)                8,464               38,188             45,878
Interest expense  and other expenses               1,287                   417                3,677              2,490
                                         -------------------    ----------------    -----------------    ---------------
Income before income taxes                        (3,675)                8,047               34,511             43,388
Income tax provision                                (987)                2,967               12,641             16,380
                                         -------------------    ----------------    -----------------    ---------------
Net income                                $       (2,688)        $       5,080       $       21,870       $     27,008
                                         ===================    ================    =================    ===============



Basic per share amounts                   $       (0.07)         $       0.14                 0.60        $      0.77
                                         ===================    ================    =================    ===============
Diluted per share amounts                 $       (0.07)         $       0.14        $        0.59        $      0.74
                                         ===================    ================    =================    ===============

Weighted average common shares
outstanding:
   Basic                                          36,524                36,267               36,407             35,274
                                         ===================    ================    =================    ===============
   Diluted                                        37,240                36,937               37,153             36,308
                                         ===================    ================    =================    ===============

                         THE HAIN CELESTIAL GROUP, INC.
             Consolidated Statements of Operations With Adjustments Reconciliation of GAAP Results to Non-GAAP Presentation
                    (in thousands, except per share amounts)



                                                                  Three Months Ended June 30,
                               ---------------------------------------------------------------------------------------------
                                     2005 GAAP              Adjustments                  2005 Adjusted          2004
                               ----------------------- ----------------------- ----------------------    -------------------
                                                                          (Unaudited)


Net sales                                     151,349                                      151,349                 137,351
Cost of Sales                                 118,066              (7,826) (a)             110,240                  99,894
                               ----------------------- ----------------------- ----------------------    -------------------
Gross profit                                   33,283              (7,826)                  41,109                  37,457


SG&A expenses                                  31,759              (3,117) (b)              28,642                  28,748
Non-cash compensation                           3,912              (3,912)                       -                     245
                               ----------------------- ----------------------- ----------------------    -------------------

Operating income                               (2,388)            (14,855)                  12,467                   8,464

Interest expense and
other expenses                                  1,287                                        1,287                     417
                               ----------------------- ----------------------- ----------------------    -------------------
Income before income taxes                     (3,675)            (14,855)                  11,180                   8,047
Income tax provision                             (987)              4,800  (c)               3,813                   2,967
                               ----------------------- ----------------------- ----------------------    -------------------
Net income                      $              (2,688)  $         (10,055)      $            7,367        $          5,080
                               ======================= ======================= ======================    ===================

Basic per share amounts         $              (0.07)   $          (0.28)       $            0.20         $          0.14
                               ======================= ======================= ======================    ===================

Diluted per share amounts       $              (0.07)   $          (0.27)       $            0.20         $          0.14
                               ======================= ======================= ======================    ===================

Weighted average common
shares outstanding:
   Basic                                       36,524              36,524                   36,524                  36,267
                               ======================= ======================= ======================    ===================
   Diluted                                     37,240              37,240                   37,240                  36,937
                               ======================= ======================= ======================    ===================


                                                                   Fiscal Year Ended June 30,
                               ---------------------------------------------------------------------------------------------
                                        2005                Adjustments                  2005 Adjusted                2004
                               ----------------------- ----------------------- ----------------------    -------------------
                                                                          (Unaudited)


Net sales                       $             619,967                           $          619,967        $        544,058
Cost of Sales                                 449,010   $          (9,026) (a)             439,984                 383,794
                               ----------------------- ----------------------- ----------------------    -------------------
Gross profit                                  170,957              (9,026)                 179,983                 160,264

SG&A expenses                                 128,119              (3,117) (b)             125,002                 114,014
Non-cash compensation                           4,650              (4,650)                       -                     372
                               ----------------------- ----------------------- ----------------------    -------------------

Operating income                               38,188             (16,793)                  54,981                  45,878

Interest expense  and
other expenses                                  3,677                                        3,677                   2,490
                               ----------------------- ----------------------- ----------------------    -------------------
Income before income taxes                      34,511            (16,793)                  51,304                  43,388
Income tax provision                            12,641              5,547  (c)              18,188                  16,380
                               ----------------------- ----------------------- ----------------------    -------------------
Net income                      $               21,870            (11,246)                  33,116                  27,008
                               ======================= ======================= ======================    ===================

Basic per share amounts         $                 0.60  $           (0.31)      $             0.91        $           0.77
                               ======================= ======================= ======================    ===================

Diluted per share amounts       $                 0.59  $           (0.30)      $             0.89        $           0.74
                               ======================= ======================= ======================    ===================

Weighted average common
shares outstanding:
   Basic                                        36,407             36,407                   36,407                  35,274
                               ======================= ======================= ======================    ===================
   Diluted                                      37,153             37,153                   37,153                  36,308
                               ======================= ======================= ======================    ===================


(a) The adjustments of $7,826 (fourth quarter) and $9,026 (full year) represent SKU rationalization charges included in cost of sales.

(b) The adjustments of $3,117 (fourth quarter and full year) represent SKU rationalization charges included in SG&A expenses..

(c) The adjustments to taxes consist of $4,196 (fourth quarter) and $4,656 (full year) related to the SKU rationalization charge; $604 (fourth quarter) and $891 (full year) related to non-cash compensation